UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2024

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100

Houston, Texas 77079

(Address of Principal Executive Offices)

(Zip Code)

(713)600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
8.75% Series A Fixed-to-Floating RateCumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	VIASP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2024, director Kenneth M. Hartwick tendered his notice of resignation from the Board of Directors (“Board”) of Via Renewables, Inc. (the “Company”) for personal reasons, effective November 18, 2024, 5 p.m. CST.  Mr. Hartwick’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective on November 18, 2024, 5 p.m. CST, the Board appointed David Bill III to the Company’s Board.  In addition, the Board appointed David Bill III to the Audit Committee of the Board.

A copy of the press release announcing the resignation of Mr. Hartwick and appointment of David Bill III is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Via Renewables, Inc., dated November 18, 2024

#	The Registrant agrees to furnish supplementary a copy of any schedules and exhibits to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2024

Via Renewables, Inc.

By:	/s/ Mike Barajas
Name:	Mike Barajas
Title:	Chief Financial Officer

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